Exhibit 13.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)
      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Svein Rennemo, President and Chief Executive Officer of Petroleum Geo-Services ASA, a Norwegian public limited liability company (the “Company”), and Gottfred Langseth, Senior Vice President and Chief Financial Officer of the Company, hereby certify that, to his knowledge:

(1) the Company’s Annual Report on Form 20-F for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Svein Rennemo

Svein Rennemo
President and Chief Executive Officer

/s/ Gottfred Langseth

Gottfred Langseth
Senior Vice President and
Chief Financial Officer
Dated: April 5, 2006
      The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.